Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 33-37261 and 333-162897 of Southern Union Company on Form S-8 of our report relating to the financial statements and supplemental schedule of the Southern Union Savings Plan dated June 28, 2011, appearing in this Annual Report on Form 11-K of the Southern Union Savings Plan for the year ended December 31, 2010.

/s/ McConnell & Jones LLP
Houston, Texas
June 28, 2011